EXHIBIT 10.3

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                     CONVERTIBLE CONTINGENT PROMISSORY NOTE

$500,000                                                    December 28, 2007

     THIS CONVERTIBLE CONTINGENT PROMISSORY NOTE ("Note") is issued pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of December 19, 2007, by and among TT ACQUISITION, LLC, a Delaware limited liability company ("Maker"), TONERTYPE OF FLORIDA, LLC., a Florida limited liability company ("Payee"), AMERICAN TONERSERV CORP., a Delaware corporation ("ATS"), and certain other parties (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     1. Obligation. For value received, and subject to the terms and conditions set forth in this Note, Maker and ATS hereby promise to pay to the order of Payee the principal sum of Five Hundred Thousand Dollars ($500,000), together with interest (at the rate set forth below) on the unpaid principal balance of this Note.

     2. Maturity Date. The term of this Note shall be twenty-four (24) months, beginning with the date of this Note and ending on December 28, 2009 (the "Maturity Date").

     3. Interest Rate. No interest shall accrue on the principal of this Note during the term of this Note.

     4.   Conversion.

          (a) Automatic Conversion. On the Maturity Date, the principal balance of this Note shall automatically convert into shares of common stock of ATS (the "Common Stock") at a conversion price (the "Conversion Price") that is equal to the quotient obtained by dividing (i) the aggregate outstanding principal balance due on the Note, by (ii) the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded for the five (5) trading days prior to the date of this Note (the "Conversion Price"); provided, however, that the Conversion Price shall not be less than $0.20 per share nor more than $0.70 per share.

          (b) Mechanics and Effect of Conversion. Upon surrender of this Note to Maker, ATS shall issue and deliver to Payee a certificate or certificates for the number of shares of Common Stock to which Payee shall be entitled. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares to Payee upon the conversion of this Note, Maker shall pay to Payee the amount of outstanding principal that is not so converted. Upon conversion of this Note, with the proper issuance of the number of shares of Common Stock to which Payee shall be entitled and full payment of any principal not converted in lieu of issuing fractional shares, Maker shall be forever released from all of its obligations and liabilities under this Note.

          (c)   Adjustments to Conversion Price.

               (1) In the event ATS should at any time or from time to time after the date of issuance hereof and prior to the Maturity Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

               (2) In the event ATS should at any time or from time to time after the date of issuance hereof and prior to the Maturity Date if the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the effective date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

               (3) Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section 4, the Company shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth the facts upon which such adjustment is based.

          (d) No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon Payee or any other person any rights whatsoever as a stockholder of ATS; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Common Stock obtainable hereunder until, and only to the extent that, this Note shall have been converted.

          (e) Registration Rights. Upon conversion of the principal balance of this Note into shares of the Common Stock in accordance with this
Section 4, ATS and Payee shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the

"Registration Rights Agreement"), pursuant to which Payee shall have the right to cause ATS to include the shares of Common Stock issuable hereunder in a registration of any stock or other securities of ATS under the Securities Act of 1933, as amended, that is initiated by ATS.

     5. Net Working Capital Adjustment. Subject to Section 7 hereof, in the event that there is a downward net working capital adjustment pursuant to
Section 7.3 of the Purchase Agreement in an amount that exceeds the Holdback Amount (the "Excess Amount"), the principal amount of this Note shall be adjusted downward by an amount equal to the Excess Amount.

     6. Contingent Adjustment. Subject to Section 7 hereof, the principal amount of this Note shall be adjusted pursuant to Section 7.4 of the Purchase Agreement. Following the determination of EBITDA for the Contingent Period, the principal amount of this Note shall be adjusted upward or downward, as the case may be.

     7. Right of Offset. Maker expressly reserves against Payee the right to offset against any amount due and payable under this Note an amount equal to (i) any downward adjustment contemplated by Section 5 or Section 6 hereof; and (ii) the Damages (as defined in Section 13.2 of the Purchase Agreement) sustained by Maker or ATS for which Maker or ATS is entitled to be indemnified in accordance with Section 13.2 of the Purchase Agreement.

     8. Event of Default. As used herein, "Event of Default" shall mean a Buyer Default as defined in Section 7.2(c)(4) of the Purchase Agreement.

     9.   Remedies.

          (a) Generally. Upon the occurrence of an Event of Default, subject to applicable notice and cure periods, if any, Payee and Selling Members shall be entitled to the following remedies (the "Seller's Remedies"): (i) Selling Members shall be entitled to terminate their respective Selling Member Employment Agreements with Maker or ATS for Good Reason (as defined in such agreements); (ii) the Noncompetition Agreement shall terminate; (iii) the license granted to Maker under the License Agreement shall terminate; and (iv) Maker and ATS shall assign to Payee and Selling Members all of Maker's and ATS's rights in and to the following, each of which was assigned to Maker under the Purchase Agreement: (A) the domain name "www.tonertype.com" and the associated website; (B) the telephone and facsimile numbers of Payee; (C) all email addresses with the "tonertype" domain; and (D) the license to the e-Automate by Digital Gateway software package.

          (b) Nonrecourse. Notwithstanding any other provision of this Agreement to the contrary, this Note is nonrecourse as to Maker and ATS. In the event Payee and/or Selling Members are entitled to proceed against Maker and/or ATS, Payee's and/or Selling Members' sole recourse shall be to enforce the Seller's Remedies. Payee and/or Selling Members shall have no other recourse against Maker and/or ATS or any assets of Maker and/or ATS. This provision is not intended to constitute a discharge or release of any obligation contained in this Note, but is a covenant by Payee and Selling Members not to sue Maker and/or ATS for a deficiency. Nothing herein is intended to limit the rights of Seller and the Selling Members to enforce the Seller's Remedies.

     10.   Miscellaneous.

          (a) Notice. Any notice required or permitted under this Note shall be given in writing and delivered as described herein. A notice shall be deemed effectively given as follows: (i) upon personal delivery; (ii) one
(1) business day after transmission by electronic means, provided such transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested. Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

     If to Maker:

          TT Acquisition, LLC
          c/o American TonerServ Corp.
          420 Aviation Blvd., Suite 103
          Santa Rosa, CA  95403
          Attn:  Daniel J. Brinker, President and CEO

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

          Spaulding McCullough & Tansil LLP
          90 South E Street, Suite 200
          Santa Rosa, CA  95404
          Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan

If to Payee:

          Tonertype of Florida, LLC.
          5313 Johns Road, Suite 210
          Tampa, FL  34634
          Attn:  David T. Shaver or Clyde C. Shaver IV

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

          Akerman Senterfitt
          401 E. Jackson Street, Suite 1700
          Tampa, FL 33602
          Attn:  William Kalish or Vitauts M. Gulbis

          (b) Time of Essence. Time is of the essence with respect to the terms, covenants, and conditions contained herein.

          (c) Entire Agreement. This Note, including any other agreements, exhibits, and schedules to be entered into in connection with the transactions contemplated hereby and specifically referenced in this Note, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

          (d) Construction. Every covenant, term, and provision of this Note shall be construed simply according to its fair meaning and not strictly for or against any party. Every exhibit, schedule, attachment, or other appendix attached to this Note and referred to herein shall constitute a part of this Note and is hereby incorporated herein by reference. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context clearly requires otherwise,
(i) plural and singular numbers will each be construed to include the other;
(ii) the masculine, feminine, and neuter genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; and
(vi) "includes" and "including" are not limiting.

          (e) Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby.
No delay in the exercise of any right or remedy under this Note shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Note on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

          (f) Assignment. This Note shall not be transferred or assigned, whether by operation of law or otherwise, without the prior written consent of the other party.

          (g) No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Note.

          (h) Headings. The titles and subtitles used in this Note are used for convenience only and shall not be considered in construing or interpreting this Note.

          (i) Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws rules of such state.

          (j) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in Hillsborough County, Florida, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the full extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

          (k) Severability. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

          (l)   Specific Performance.  Each party's obligation under this
Note is unique. If any party should default in such party's obligations under this Note, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate. The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Maker and ATS have executed this Convertible Contingent Promissory Note as of the date first set forth above.

MAKER:

TT ACQUISITION, LLC,
a Delaware limited liability company


By:  AMERICAN TONERSERV CORP.,
     a Delaware corporation
Its: Managing Member


By: /s/ Daniel J. Brinker
    Daniel J. Brinker
    Its: President & CEO

ATS:

AMERICAN TONERSERV CORP.,
a Delaware corporation


By: /s/ Daniel J. Brinker
    Daniel J. Brinker
    Its: President & CEO